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                                                                   Exhibit 10.24

                                REDENVELOPE, INC.

                                  AMENDMENT TO
                        TRANSITION AGREEMENT AND RELEASE

         This Amendment to Transition Agreement and Release (the "AMENDMENT") is made this 26th day of February, 2002, by and between RedEnvelope, Inc., a Delaware corporation (the "COMPANY"), and Martin McClanan ("EXECUTIVE"), and amends only as explicitly specified herein that certain Transition Agreement and Release between the Company and Executive dated September___, 2001 (the "AGREEMENT").

         A. The Agreement sets forth the terms governing the continuation of Executive's employment relationship with the Company and the effects of, and covenants associated with, the termination of such relationship.

         B. The parties desire to establish additional terms concerning the continuation of Executive's employment relationship with the Company, as set forth herein.

         C. Any capitalized terms which are not defined herein shall have the same meanings as used in the Agreement.

         In consideration of the promises made herein, the Parties hereby agree as follows:

         1. The Parties acknowledge and agree that Executive's employment relationship with the Company shall continue pursuant to the terms of the Agreement, as modified by the terms of this Amendment. The Parties acknowledge and agree that Executive's employment with the Company continues at all times on an at-will basis and that the Company may terminate Executive's employment at any time for any reason or no reason.

         2. The Company agrees to modify Executive's existing compensation structure as follows:

                  (a) Base Salary. If, while Executive remains employed by the Company in his current capacity as Chief Executive Officer, the Company increases the gross base salary of any other executive officer to an amount higher than Executive's then-current gross base salary (which amount as of the date hereof is as set forth in Section 1(a) of the Agreement), Executive's gross base salary will be increased thereafter (until the Separation Date) so that it equals the highest gross base salary paid to a member of the Company's executive officer team.

                  (b) Additional Benefits upon Termination. In the event that Executive's employment with the Company is terminated (1) by the Company without Cause, (2) by Executive as a result of a Constructive Termination on or before June 30, 2002, or (3) by Executive subsequent to June 30, 2002 (or such earlier date as the Company and Executive may agree in writing), and provided that, on the Separation Date, Executive has complied with his continuing obligations under the Agreement (including without limitation the execution of the Continuing Representations Certificate

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as described in Section 21 of the Agreement) and provided further that Executive then resigns from the Company's Board of Directors, the Company will provide Executive with the following additional benefit as to which he is not otherwise entitled:

                           (i)      Repricing Bonus. If, prior to the earlier
of December 31, 2002 and the date that is six (6) months after the initial closing of the Company's next preferred stock financing (i.e., the next sale by the Company of its preferred stock for capital raising purposes, other than through the exercise of outstanding warrants and other than as satisfaction for services rendered under any currently existing contract) (the "NEXT FINANCING "), the Company (A) effects a downward repricing of the outstanding $0.50 options to purchase Company common stock held by its executive officers (a " REPRICING") or, in lieu of a Repricing, (B) cancels existing $0.50 options held by the Company's executive officers and issues or agrees in writing to issue new options with an exercise price lower than $0.50 per share to such individuals, or (C) without canceling existing options, issues additional options to its executive officers to purchase shares of the Company's common stock at an exercise price lower than $0.50 per share (other than any options issued to new executive officers upon hire or issued to satisfy currently-existing contractual obligations) and the Company does not offer Executive the opportunity to participate in such Repricing or Repricing alternative on substantially the same terms as the Company's other executive officers, then the Company shall provide Executive with a one-time cash payment, on or after the Separation Date, in the amount of $50,000. In no event shall Executive be entitled to payment of more than $50,000 pursuant to this Section 2(b)(i).

                           (ii)     In addition to any other limitations set
forth in this Section 2(b), in the event that the Company offers Executive the opportunity to participate in a Repricing (or Repricing alternative set forth above), then as a condition to Executive's participation, Executive shall be required to comply with the same terms and conditions required of the Company's executive officers in connection with the applicable benefit described in
Section 2(b)(i) (A), (B) or (C) above. By way of example, if the Company's executive officers are required to modify the terms of, or forfeit any portion of, their options in connection with such benefit, Executive would be required to similarly modify, or forfeit the same portion of, his Options.

         3. The Parties acknowledge and agree that, in the event of any change to Executive's base salary on or prior to the Separation Date as a result of Section 2(a) of this Amendment, then the amount of cash severance to which Executive is entitled pursuant to Section 1(c) of the Agreement shall be equal to six (6) months of Executive's gross base salary (subject to applicable tax withholding) in effect as of the Separation Date, provided, however, that Executive shall only be entitled to the cash severance set forth in Section 1(c) of the Agreement as amended by this Section 3 if Executive has complied with his continuing obligations under the Agreement, including without limitation his execution of the Continuing Representations Certificate on or after the Separation Date as described in Section 21 of the Agreement. Payment of the cash severance as set forth in Section 1(c) of the Agreement, as amended by this
Section 3, shall be subject to all other terms and conditions of the Agreement.

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         4.       Executive acknowledges and agrees that nothing in this
Amendment shall entitle Executive to any additional equity interest in the Company and that, except as set forth in Section 4 of the Agreement, Executive shall have no right, title or interest in or to any shares of the Company's capital stock or other securities.

         5. The Parties further acknowledge and agree that Executive has previously received the $70,000 cash bonus promised to him pursuant to Section 3(b) of the Offer Letter (as defined in the Agreement) and that the Company has no further obligation with respect to such amounts.

         6. Except as explicitly set forth herein, the Agreement shall remain in full force and effect, including without limitation Executive's obligations to execute the Continuing Representations Certificate attached as Exhibit C to the Agreement on or after the Separation Date and Executive's other covenants under the Agreement.

         7. The terms of this Amendment may be modified only by written agreement of the Parties.

         8. This Agreement shall be governed by the laws of the State of California, without regard to its conflicts of law provisions.

         9. Any payments made pursuant to this Amendment shall be subject to reduction to reflect taxes or other charges required to be withheld by law or otherwise authorized to be withheld by Executive.

         10. The Agreement (as revised by this Amendment), and the exhibits to the Agreement (including the Confidentiality Agreement), represents the entire agreement and understanding between the Company and Executive concerning Executive's separation from the Company, and supersedes and replaces any and all prior agreements and understandings on the matters addressed herein and therein, including but not limited to the Offer Letter (with the exception of Sections 1 and 5 thereof, which shall survive until the Separation Date, and the definitions set forth in Section 10(e) thereof, which are incorporated in the Agreement and this Amendment by reference).

                            [Signature page follows]

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         The Parties have executed this Amendment on the respective dates set forth below.

                                       REDENVELOPE, INC.

Dated as of February 26, 2002          By: /s/ Hilary Billings
                                       ------------------------------
                                       Print Name: Hilary Billings

                                       Title: Chairman and CMO


                                       MARTIN MCCLANAN, an individual

                                       /s/ Martin McClanan
Dated as of February 26, 2002          ------------------------------
                                                   Signature

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